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                                                                      EXHIBIT 21

                                 Subsidiaries of
                                 DEB SHOPS, INC.

                          A Pennsylvania corporation(1)

Deb Shops, Inc.,                    Deb of Kentucky, Inc.,                  Deb of South Carolina, Inc.,
a New Jersey corporation            a Kentucky corporation                  a South Carolina corporation

Joy Shops, Inc.,                    Deb Shops of Louisiana, Inc.,           Deb of South Dakota, Inc.,
a Pennsylvania corporation          a Louisiana corporation                 a South Dakota corporation

Joy Shops, Inc.,                    Deb of Maine, Inc.,                     Deb of Tennessee, Inc.,
a Delaware corporation              a Maine corporation                     a Tennessee corporation

D. B. Interest, Inc.,               Deb Shops of Maryland, Inc.,            Deb of Texas, Inc.,
a Delaware corporation              a Maryland corporation                  a Texas corporation

D. B. Know, Inc.,                   Deb of Massachusetts, Inc.,             Deb of Utah, Inc.,
a Delaware corporation              a Massachusetts corporation             a Utah corporation

D. B. Royalty, Inc.,                Deb of Michigan, Inc.,                  Deb of Vermont, Inc.,
a Delaware corporation              a Michigan corporation                  a Vermont corporation

Deb Shops of Alabama, Inc.,         Deb Shops of Minnesota, Inc.,           Deb of Virginia, Inc.,
an Alabama corporation              a Minnesota corporation                 a Virginia corporation

Deb of Arizona, Inc.,               Deb Shops of Missouri, Inc.,            Deb of Washington, Inc.,
an Arizona corporation              a Missouri corporation                  a Washington corporation

Deb of Arkansas, Inc.,              Deb of Nebraska, Inc.,                  Deb of West Virginia, Inc.,
an Arkansas corporation             a Nebraska corporation                  a West Virginia corporation

Deb of California, Inc.,            Deb of New Hampshire, Inc.,             Deb of Wisconsin, Inc.,
a California corporation            a New Hampshire corporation             a Wisconsin corporation

Deb of Colorado, Inc.,              Deb of New Jersey, Inc.,                Deb of Wyoming, Inc.,
a Colorado corporation              a New Jersey corporation                a Wyoming corporation

Deb of Connecticut, Inc.,           Deb of New Mexico, Inc.,                Deb Real Estate, Inc.,
a Connecticut corporation           a New Mexico corporation                a Pennsylvania corporation

Deb of Delaware, Inc.,              Deb of New York, Inc.,                  Tops 'N Bottoms of New York, Inc.,
a Delaware corporation              a New York corporation                  a New York corporation

Deb Fashions of Florida, Inc.,      Deb Shops of North Carolina, Inc.,
a Florida corporation               a North Carolina corporation

Deb Shops of Georgia, Inc.,         Deb of North Dakota, Inc.,
a Georgia corporation               a North Dakota corporation

Deb Shops of Idaho, Inc.,           Deb Shops of Ohio, Inc.,
an Idaho corporation                an Ohio corporation

Deb of Illinois, Inc.,              Deb of Oklahoma, Inc.,                      .
an Illinois corporation             an Oklahoma corporation

Deb of Indiana, Inc.,               Deb of Oregon, Inc.,
an Indiana corporation              an Oregon corporation

Deb Shops of Iowa, Inc.,            Deb of Pennsylvania, Inc.,
an Iowa corporation                 a Pennsylvania corporation

Deb of Kansas, Inc.,                Deb of Rhode Island, Inc.,
a Kansas corporation                a Rhode Island corporation

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(1) All subsidiaries are owned 100% by Deb Shops, Inc., except D.B. Royalty,
    Inc. which is owned 100% by Joy Shops, Inc., a Delaware corporation.